UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Putnam ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Federal Street

Boston, MA 02110

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of:
Putnam ESG Core Bond ETF	NYSE Arca, Inc.	88-3606207
Putnam ESG High Yield ETF	NYSE Arca, Inc.	88-3619942
Putnam ESG Ultra Short ETF	NYSE Arca, Inc.	88-3650455
Putnam PanAgora ESG Emerging Markets Equity ETF	NYSE Arca, Inc.	88-3662254
Putnam PanAgora ESG International Equity ETF	NYSE Arca, Inc.	88-3683730

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-253222

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of Putnam ESG Core Bond ETF, Putnam ESG High Yield ETF, Putnam ESG Ultra Short ETF, Putnam PanAgora ESG Emerging Markets Equity ETF and Putnam PanAgora ESG International Equity ETF, each a series of Putnam ETF Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 14 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-253222; 811-23643), as filed with the Securities and Exchange Commission (“SEC”) on January 18, 2023, which description is incorporated herein by reference. Any form of amendment or supplement to the Registration Statement that is subsequently filed with the SEC is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File No. 333-253222), as filed with the Securities and Exchange Commission on February 17, 2021.

2. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-253222), as filed with the Securities and Exchange Commission on May 14, 2021.

3. Amended Schedule A to the Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(3) to Post-Effective Amendment No. 9 to the Trust’s Registration Statement on Form N-1A (File No. 333-253222), as filed with the Securities and Exchange Commission on September 28, 2022.

4. The Trust’s By-Laws are included as Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File No. 333-253222), as filed with the Securities and Exchange Commission on February 17, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 19th day of January, 2023.

PUTNAM ETF TRUST

By:	/s/ Stephen J. Tate
Name:	Stephen J. Tate
Title:	Vice President and Chief Legal Officer